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                                                                    Exhibit 99.1

For Immediate Release

CATUITY LAUNCHES AMERIBANC GIFT CARD PROGRAM
Largest Reseller, Turnkey Package Accelerates Sales Growth

CHARLOTTESVILLE, VA. (Monday, January 22, 2007 - Catuity Inc. (Nasdaq: CTTY;
ASX: CAT, CATN), a loyalty and gift card processor, today announced that it has launched a national reseller gift program with Ameribanc National Ltd, one of the payments industry's most successful marketers of a free terminal program.

Ameribanc sales agents actively market a flat-rate, no-risk gift card program to the 500-plus merchants a month that buy their innovative free terminal program on the Hypercom T-4100. Catuity is one of the few processors to support loyalty and gift card programs on the innovative 32-bit terminal platform.

"Our relationship with Ameribanc marked a significant change in our partnerships with resellers," said John Racine, President and CEO of Catuity Inc. "In the past, we worked with resellers who wanted a program or product that only appealed to a small part of their total customer base. In the case of Ameribanc, their entire market strategy is built around making the terminal more valuable by adding exactly the products and services that we offer."

The company launched the reseller relationship in October and the adoption has grown significantly each month.

"Catuity created a program that is simple to understand and give our retailers access to a very competitive gift card program that helps merchants grow their business," said Dan Lewis, CEO and co-founder of Ameribanc. "Together, we created a program that is simple to share, easy to use and Catuity has backed it up with great customer service."

Ameribanc has specialized in selling value-added services on a free, 32-bit terminal since 2003 and today has more than 12,500 merchants in their portfolio. Based in suburban Chicago, Ameribanc is expanding their sales team to support growing demand among agents for an easy-to-sell turnkey package.

"Gift card remains an important piece of the revenue puzzle that merchants should use to grow their business. We have a program that is affordable and easy to promote in their stores," said Chris McIntire, President and co-founder of Ameribanc. "The more merchants sell, the more they make. It's one of the true win-win propositions left for merchants they can employ with little to no risk or expense. Since we have committed to the Value-Added Marketing Model with our free equipment, our biggest obstacle in signing up new customers is addressing their concern that 'it's too good to be true.' We've found that the

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value of a long-term relationship with a happy customer far outweighs the upfront investment that Ameribanc makes in the purchase of their equipment." Added Lewis, "Many players in our industry give lip service to the concept of value-add but in reality are dependent upon equipment revenues to drive their business plans. To round out our merchant offering, AmeriBanc National Ltd offers a solid customer support model to support credit card processing, PIN-based debit, electronic check imaging, tap-n-go contractless readers, wireless solutions and software solutions like Catuity's."

ABOUT AMERIBANC

Ameribanc National Ltd. has created a successful marketing platform by truly committing to the value-added approach to the small and mid-size merchant marketplace. The privately held company provides state-of-the-art point of sale processing EQUIPMENT AT NO COST to our customers. This is possible because value-added services increase merchant revenues. Sales agents can find more information about the Ameribanc program at www.ameribancsales.com.

ABOUT CATUITY INC.

Catuity Inc. makes the point of sale more profitable for its customers by delivering products and services which reduce costs and generate new revenues. Our retailer clients have more than four million cardholders participating in Catuity-powered loyalty and gift card programs. For more information on Catuity, please visit our website at www.catuity.com.

Contact: Debra Hoopes
         CFO
         Catuity Inc.
         434-979-0724
         debrah@catuity.com

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this letter are forward looking. In some cases, they can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.

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Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which our major customers and prospects execute their plans for the use of our loyalty software and services; continued development of the Company's software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company's products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.